SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING 12/31/2005
FILE NUMBER 811-1540
SERIES NO.: 3

74U.     1.   Number of shares outstanding (000's Omitted)
              Class A                          327,832
         2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Class B                          154,977
              Class C                           23,014
              Class R                              154
              Institutional Class                2,814

74V.     1.   Net asset value per share (to nearest cent)
              Class A                          $ 10.39
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B                          $  9.57
              Class C                          $  9.58
              Class R                          $ 10.32
              Institutional Class              $ 10.51